Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

STONEMOR INC.

ARTICLE I

NAME

The name of the corporation is StoneMor Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

CORPORATE PURPOSE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

(a)

Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 210,000,000, consisting of 200,000,000 shares of Common Stock, par value $0.01 per share (hereinafter called “Common Stock”) and 10,000,000 shares of Preferred Stock, par value $0.01 per share (hereinafter called “Preferred Stock”). Except as otherwise provided by law and this Certificate of Incorporation, including any certificate filed pursuant to the applicable law of the State of Delaware to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and relative, participating, option or other rights, if any, and the qualifications, limitations or restrictions, if any, thereof (such certificate being hereinafter referred to as a “Preferred Stock Designation”), the shares of capital stock of the Corporation, regardless of class or series, may be issued by the Corporation from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable laws. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).

(b)

Common Stock. Each holder of Common Stock shall be entitled to one vote for each such share of Common Stock held of record by such holder on all matters on which stockholders are generally entitled to vote. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation, including any Preferred Stock Designation, that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL. The holders of shares of Common Stock shall not have cumulative voting rights. Except as otherwise provided in this Certificate of Incorporation or required by applicable law, the holders of Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders generally. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

(c)	Preferred Stock.

(i)

Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and relative, participating, option or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

(ii)

There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as otherwise expressly provided in this Article, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, powers, preferences and relative, participating, optional or other rights and qualifications, limitations and restrictions.

(iii)

Preferred Stock that is redeemed, purchased or retired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any resolutions of the Board of Directors providing for the issuance of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

ARTICLE V

WRITTEN CONSENT

Except as otherwise provided for or fixed pursuant to the provisions of this Certificate of Incorporation, including any Preferred Stock Designation, any action that is permitted or required to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and no action that is permitted or required to be taken by the stockholders of the Corporation may be effected by consent of stockholders in lieu of a meeting of stockholders.

ARTICLE VI

CORPORATE GOVERNANCE

(a)

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation then in effect, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, to the DGCL, this Certificate of Incorporation, and the bylaws of the Corporation.

(b)	The Directors of the Corporation need not be stockholders of the Corporation and need not be elected by written ballot unless the bylaws of the Corporation so provide.

(c)

Special meetings of the stockholders of the Corporation for any lawful purpose or purposes may be called pursuant to a resolution adopted by the Board of Directors or, consistent with the provisions set forth in the bylaws of the Corporation, upon the written request to the Board of Directors submitted by stockholders owning at least twenty percent (20%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting. The business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by or at the direction of the Board of Directors (including business brought before the meeting at the direction of the Board of Directors pursuant to a stockholder requested special meeting that complies with the provisions of this Certificate and the bylaws of the Corporation).

(d)

An annual meeting of stockholders, for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VII

BOARD OF DIRECTORS

(a)

The Board of Directors shall consist of one or more Directors. The number of Directors of the Corporation shall be fixed by the bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the bylaws, but in no case shall the number be less than three (3) nor more than fifteen (15) persons. Each Director shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

(b)

The Directors shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. The initial division of the Board of Directors into classes shall be made by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of this Certificate of Incorporation (the “Class I Directors”), the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders of the Corporation following the filing of this Certificate of Incorporation (the “Class II Directors”) and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders of the Corporation following the filing of this Certificate of Incorporation (the “Class III Directors”). At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the filing of this Certificate of Incorporation, the successors of the class of Directors whose term expires at that annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each Director in each such class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Subject to any Preferred Stock Designation, the Board of Directors is authorized to assign members of the Board of Directors that do not have class assignments to Class I, Class II or Class III, as the Board of Directors deems appropriate and necessary.

(c)

Except as set forth in any Preferred Stock Designation or as otherwise required by applicable law, any one or more of the Directors may be removed from office, but only for cause, and only by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote generally in the election of Directors of the Corporation.

(d)

Except as set forth in any Preferred Stock Designation or as otherwise required by applicable law, newly created directorships resulting from any increase in the authorized number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. No decrease in the authorized number of Directors shall shorten the term of any incumbent Director.

(e)

Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the bylaws of the Corporation.

ARTICLE VIII

BYLAW AMENDMENTS

The Board of Directors is expressly authorized to adopt, amend and repeal the bylaws of the Corporation in any manner not inconsistent with the DGCL and this Certificate of Incorporation, as it may deem appropriate for the management of the Corporation. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation, by the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of Directors of the Corporation, provided, that any such adoption, amendment or repeal shall be subject to such additional restrictions (which may include, without limitation, supermajority stockholder approval to amend or repeal specifically enumerated provisions) if any, as are set forth in the bylaws of the Corporation as in effect at such time.

ARTICLE IX

LIMITATION ON DIRECTOR LIABILITY

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, and consistent with the provisions of the bylaws of the Corporation, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. Any amendment, alteration or repeal of this Article IX that adversely affects any right of a Director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE X

AMENDMENTS

Except as expressly provided in this Certificate of Incorporation, the Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that except as otherwise specifically provided in this Certificate of Incorporation (including any provision of a Preferred Stock Designation that provides for a greater or lesser vote) and in addition to any requirements of law, any amendment or repeal of Article V, Subsection (c) of Article VI, Subsections (a), (b), (c) and

(d) of Article VII, Article VIII, this Article X, or Article XI, or adoption of a provision inconsistent with such provisions, shall require the affirmative vote of at least sixty six and two thirds percent (66 2/3%) of the voting power of the then-outstanding capital stock entitled to vote thereon. The affirmative vote of at least a majority of the voting power of the then-outstanding capital stock entitled to vote thereon, shall be required to adopt, amend or repeal any provision of this Certificate of Incorporation other than those subject to the prior sentence, or adopt any provision inconsistent with any such other provision of this Certificate of Incorporation.

ARTICLE XI

EXCLUSIVE FORUM

(a)

Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any current or former stockholder (including any current or former beneficial owner) to bring internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware). For purposes of this Article XI, internal corporate claims means claims, including claims in the right of the Corporation: (a) that are based upon a violation of a duty by a current or former Director, officer, employee or stockholder in such capacity; or (b) as to which the DGCL confers jurisdiction upon the Court of Chancery.

(b)

Consent to Jurisdiction. If any action the subject matter of which is within the scope of this Article XI is filed in a court other than the Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) (a “Foreign Action”) by any current or former stockholder (including any current or former beneficial owner), such stockholder shall be deemed to have consented to: (a) the personal jurisdiction of the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article XI; and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(c)

Enforceability. If any provision of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned, incorporator of the Corporation has caused this Certificate of Incorporation to be duly executed as of December 31, 2019.

This Certificate of Incorporation shall be effective on December 31, 2019 at 9:00 a.m., Eastern Time.

/s/ Austin So
Austin So
Title: Incorporator
Address: 3600 Horizon Boulevard
Trevose, Pennsylvania 19053

SIGNATURE PAGE TO

CERTIFICATE OF INCORPORATION OF

STONEMOR INC.